                                                                     EXHIBIT 4


                          Joint Statement Agreement

        The undersigned hereby agree that the Amendment No. 5 to Schedule 13D filed by them with respect to September 26, 1995 events shall be filed on behalf of each of them.

Dated:  October  3, 1995                    /s/ RONALD T. LARIZZA
                                            -------------------------------
                                            Ronald T. Larizza


Dated:  October  3, 1995                    Voting Trust, under the Amended and
                                            Restated Voting Trust Agreement,
                                            dated as of May 4, 1994

                                            By: /s/ RONALD T. LARIZZA
                                                -----------------------------
                                                Ronald T. Larizza

                                                Its: Voting Trustee